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                                 EXHIBIT NO. 11
                                 --------------

                             COMPUTATION OF EARNINGS

                                    PER SHARE


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
                                                                  EXHIBIT 11

                           THE PROGRESSIVE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                      (MILLIONS - EXCEPT PER SHARE AMOUNTS)

                                                         1996                          1995                    1994
                                              -----------------------------------------------------------------------------
                                                                    Per                       Per                      Per
                                                     Amount       Share        Amount       Share        Amount      Share
                                              -----------------------------------------------------------------------------
PRIMARY:

Net income                                           $313.7                    $250.5                    $274.3

Less:  Preferred stock dividends                       (3.5)                     (8.4)                     (8.6)

       Excess Preferred Stock liquidation
         price over carrying value                     (2.9)                       --                        --
                                              -----------------------------------------------------------------------------
                                                     $307.3       $4.14        $242.1       $3.26        $265.7      $3.59
                                              =============================================================================
Average shares outstanding                             71.6                      71.8                      71.6
Net effect of dilutive stock options                    2.6                       2.4                       2.4
                                              -----------------------------------------------------------------------------
Total                                                  74.2                      74.2                      74.0
                                              =============================================================================

FULLY DILUTED:

Net income                                           $313.7                    $250.5                    $274.3

Less:  Preferred stock dividends                       (3.5)                     (8.4)                     (8.6)

       Excess Preferred Stock liquidation
         price over carrying value                     (2.9)                       --                        --
                                              -----------------------------------------------------------------------------
                                                     $307.3       $4.11        $242.1       $3.24        $265.7      $3.59
                                              =============================================================================

Average shares outstanding                             71.6                      71.8                      71.6

Net effect of dilutive stock options                    3.2                       2.9                       2.4
                                              -----------------------------------------------------------------------------
Total                                                  74.8                      74.7                      74.0
                                              =============================================================================
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